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                                                                    EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT


      THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into and is effective as of April 23, 1997, by and between ARV ASSISTED LIVING, INC., a California corporation (the "Company"), and Eric K. Davidson, an individual ("Employee").


                              R  E  C  I  T  A  L

      The Company desires to employ Employee and Employee desires to be employed by the Company upon the terms and conditions set forth herein.

      NOW, THEREFORE, the parties hereto agree as follows:

      1. EMPLOYMENT. The Company hereby employs Employee and Employee hereby accepts employment with the Company on the terms and conditions set forth herein.

      2. DUTIES. At all times while Employee is an employee of the Company, Employee shall perform the duties and obligations of the Senior Vice President of Acquisitions and Development of the Company or if applicable, of the Senior Vice President of Acquisitions and Development of the ultimate parent entity of the Company. Employee shall at all times perform such duties and obligations faithfully, diligently, and to the best of Employee's ability, under the supervision of, and in accordance with lawful policies and directives from time to time established by, the Company's Board of Directors (the "Board") and in compliance with all applicable laws and the Company's Articles of Incorporation and Bylaws, and shall instruct and require all those working with and under Employee to do the same. Employee's employment hereunder shall be on a full-time basis and, except as permitted by the prior written consent of the Board, Employee shall devote substantially all of Employee's productive time, ability, and attention to the business of the Company during the Term (as defined herein). Unless otherwise consented to in writing by Employee, Employee's permanent office location shall be in Orange County, California.

      3.    COMPENSATION.

            3.1 BASE SALARY. For Employee's services hereunder, the Company shall initially pay the Employee an annual salary of $150,000.00 (the "Base Salary"). The Base Salary shall be paid in accordance with the Company's normal procedures for paying salaried employees.

            3.2 BASE SALARY INCREASES. The Base Salary shall be increased as of each anniversary of Employee's hire date (the "Adjustment Date").

            3.3 BONUSES. No later than December 31st of each year, Employee shall receive such bonuses, in the form of cash or property, as determined in the discretion of the Board or the Executive Officers of the Company (the 'Company's Management'), based on the earnings of the Company and other criteria as determined by the compensation committee of the Board.

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            3.4 TAXES. All amounts paid to Employee hereunder shall be subject to the applicable withholding of social security, federal, state, and other taxes and deductions as required by law.

      4.    BENEFITS.

            4.1 GROUP MEDICAL, DISABILITY, AND LIFE INSURANCE BENEFITS. During the Term, if any such plans are in effect, Employee shall be eligible to participate and the premiums shall be paid by the Company, in any group medical, disability, and life insurance program as provided generally for officers of the Company.

            4.2 VACATION. Employee shall be entitled to annual vacation during the Term in accordance with the policies contained in the Company's Corporate Employee Handbook.

            4.3 RETIREMENT PLANS. During the Term, if any such plans are in effect, Employee shall be included in and able to participate in any retirement, pension, or other deferred or supplemental compensation plans operated by the Company including without limitation, the Company's 401K plan.

            4.4 STOCK OPTIONS. During the Term, Employee shall be eligible to participate in any stock option plan instituted by the Company.

      5.    BUSINESS EXPENSES AND REIMBURSEMENT.

            5.1 BUSINESS EXPENSES. Employee shall be entitled to reimbursement by the Company within ten (10) days following written request for any ordinary and necessary business expenses incurred by Employee in the performance of Employee's duties for an on behalf of the Company during the Term, including, without limitation, the cost of entertainment, travel, lodging and meals. All such written requests shall be deemed accepted and finally approved if the Company does not contest any such request within sixty (60) days following submittal to the Company.

            5.2 REIMBURSEMENT. Employee agrees that, if at any time after Employee's receipt of a business expense reimbursement payment, an appropriate taxing authority makes an Adverse Determination (as defined herein), Employee shall reimburse the Company for the amounts subject to the Adverse Determination. For the purposes of this Section, an "Adverse Determination" means any determination by a taxing authority (not successfully appealed to or overturned by a court) that an expense reimbursed to Employee under Section 5.1 hereof was either not: (i) substantiated as required by Section 274 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder; or (ii) a bona fide business expense of the Company.

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      6. CONFIDENTIALITY. During the Term, Employee will have access to and become acquainted with what Employee and the Company acknowledge are trade secrets and other confidential information which are owned by the Company, including, without limitation, any and all files, records, documents, specifications, equipment, and similar items of or related to the Company, its operations, and its business, whether prepared by Employee or otherwise coming into Employee's possession (collectively, the "Information"). Employee shall not disclose the Information, directly or indirectly, or use it in any way, during the Term or thereafter except as required in the course of Employee's employment with the Company.

      7.    TERMINATION.

            7.1   TERMINATION AT WILL.

                  7.1.1 BY THE COMPANY. Subject to Section 7.2 hereof, the Company may terminate this Agreement at any time, for any reason, or for no reason, either with or without cause, by delivering written notice to Employee.

                  7.1.2 BY EMPLOYEE. Subject to Section 7.2 hereof, Employee may terminate this Agreement at any time, for any reason, or for no reason, either with or without cause, by delivering thirty (30) days' prior written notice to the Company; provided, however, that the Company may reduce such thirty (30) day period in its sole discretion.

            7.2   SEVERANCE PAY.

                  7.2.1 TERMINATION BY THE COMPANY WITHOUT CAUSE. If the Company terminates Employee without cause (as defined below), in addition to payment of Employee's Base Salary, accrued vacation and reimbursable expenses through the date of termination, the Company shall pay to Employee upon such termination a lump-sum amount equal to three (3) months' Base Salary. For the purposes of this
Section 7.2.1, termination "without cause" shall include termination by the Company for any reason other than if: (a) Employee willfully breaches any material provision of this Agreement or habitually neglects Employee's duties; or (b) Employee is convicted of a felony. In addition, Employee shall be deemed to be terminated by the Company if Employee's title or responsibilities are changed and such change reduces Employee's responsibility, authority or supervisory abilities within the Company.

                  7.2.2 VOLUNTARY TERMINATION BY EMPLOYEE. Within ten (10) days following such termination, Employee shall be paid Employee's Base Salary, accrued vacation and reimbursable expenses payable through the date of the termination of Employee's employment and a lump-sum amount equal to three (3) months' Base Salary. Termination by Employee shall include the death or Disability (as defined herein) of Employee. For the purposes of this Section, "Disability" shall mean any physical or mental disability which causes Employee to be unable to substantially perform Employee's normal duties as an employee of the Company; provided, however, that Employee shall not be considered disabled until: (i) Employee has been so disabled

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for one hundred eighty (180) days; (ii) Employee's attending physician shall have furnished to the Company certification that the return of Employee to his duties as an employee of the Company is impossible or improbable; and (iii) Employee is determined to be totally disabled by the disability insurer then insuring Employee, if any.

            7.3 CHANGE IN CONTROL. Notwithstanding anything to the contrary contained in Section 7.2 hereof, following a change in the ownership, or effective control of the Company or in the ownership of a substantial portion of the Company's assets (any one of which shall be referred to herein as "Change in Control"), in the event Employee's employment is terminated either voluntarily or involuntarily within three (3) months of the Change in Control, the Company shall immediately pay to Employee the Base Salary, Employee's accrued vacation and reimbursable expenses through the date of Change in Control and an amount equal to three (3) times the total compensation received by Employee during the immediately preceding calendar year (the "Change in Control Bonus"); provided, however, that, if applicable, the amount of the Change in Control Bonus shall be reduced so that no portion of the Change in Control Bonus shall be deemed to be an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended, or any replacement statute. The determination of the existence of an "excess parachute payment" shall be made by the Company's independent accountants who prepare and file the federal income tax returns for the Company. In addition, any options to purchase the common stock of the Company previously granted to Employee and not otherwise vested shall be fully vested as of the date of the Change in Control. The Company shall pay the expenses incurred by such accountants pursuant to this Section. Generally, for the purposes of this
Section: (i) "change in the ownership of the Company" shall mean the date that any person or persons acting as a group, acquires ownership of the capital stock of the Company and the acquired capital stock together with capital stock held by such person or group, gives the acquiring person or group possession of more than fifty percent (50%) of the total fair market value or the total voting power of the capital stock of the Company; (ii) "change in effective control of the Company" shall mean that either: (A) any one person, or more than one person acting as a group, would acquire (or had acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of the capital stock of the Company possessing fifty percent (50%) or more of the total voting power of the capital stock of the Company; or
(B) a majority of the members of the Board was replaced during any twelve (12) month period by directors whose appointment or election was not endorsed by a majority of the members of the Board prior to the date of such appointment or election; and (iii) "change in ownership of a substantial portion of the Company's assets" shall mean the date on which one person, or more than one person acting as a group, would acquire (or had acquired during the twelve (12)
- month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total fair market value equal to, or more than, thirty three and one-third percent (33-1/3%) of the total fair market value of all of the assets of the Company immediately prior to such acquisitions. All determinations of the applicability of this Section shall be made consistent with the Proposed Regulations Section 1.280G-1 promulgated by the Internal Revenue Service, or any successor regulations.
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            7.4 RETURN OF DOCUMENTS AND NONDISCLOSURE. Upon termination
(voluntary or otherwise) of this Agreement, Employee shall immediately deliver to the Company any and all property, files, records and other documents in Employee's possession or under Employee's control belonging to the Company, including all copies of such documents and credit cards.

      8. TERM. This Agreement shall commence upon the date hereof and shall terminate three (3) years thereafter (the "Termination Date"), unless sooner terminated as provided herein; provided, however, that if the Company has not given Employee written notice of the Company's intent to terminate this Agreement at least thirty (30) days prior to the Termination Date, the Termination Date shall automatically be extended for a period of one (1) year, upon all of the same terms and conditions. The Termination Date shall continue to be extended annually unless and until the Company timely delivers such written notice of termination at least thirty (30) days prior to the then effective Termination Date (the "Term").

      9. COVENANT NOT TO COMPETE. During the Term, and for a period of one (1) year following expiration of the Term, in all counties of California, the other States of the United States and the other countries of the world where the Company or its affiliates are engaged in business, Employee shall not, directly or indirectly, whether as an employee, employer, consultant, agent, principal, partner, member, stockholder, corporate officer or director, or in any other individual or representative capacity, whether or not for compensation, engage in or participate in or render services to any business or activity which is competitive in any manner whatsoever with the Company or any of its affiliates in the business of assisted living or long-term healthcare.

            This Section 9 shall not apply in the event of a Change in Control under Section 7.3. Further, this Section 9 shall not apply in the event of termination of employment as described in Section 7.2.1 or Section 7.2.2; provided, however, that Employee shall first waive in writing all rights to receive severance pay other than amounts due by law.

      10.   MISCELLANEOUS PROVISIONS.

            10.1 NOTICES. Except as otherwise provided in this Agreement, all notices, requests, demands, and other communications under this Agreement shall be given in writing and shall be served either personally, by facsimile or delivered by first class mail, registered or certified, postage prepaid, and properly addressed as follows:
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                  If to the Company:      ARV Assisted Living, Inc.
                                          245 Fischer Avenue, Bldg. D-1
                                          Costa Mesa, CA 92626-3545
                                          Attention:  Board of Directors
                                          Fax No. (714) 751-1743

                  If to Employee:         Mr. Eric K. Davidson
                                          1425 Santanella Terrace
                                          Corona del Mar, CA 92625

                  Notices shall be deemed received at the earliest of the actual receipt, confirmed facsimile or three (3) days following mailing.

                  10.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter contained herein and supersedes all prior agreements, representations, and understandings of the parties.

                  10.3 ATTORNEYS' FEES. In the event of any proceeding arising out of or related to this Agreement, the prevailing party shall be entitled to recover all of its costs and expenses incurred in connection with such proceeding, including, without limitation, court costs and reasonable attorneys' fees, whether or not such proceeding is prosecuted to judgment.

                  10.4 AMENDMENTS. This Agreement may not be amended, supplemented, canceled, or discharged except by written instrument executed by the parties hereto.

                  10.5 WAIVERS. All waivers hereunder shall be in writing. No wavier by any party hereto of any breach or anticipated breach of any provision of this Agreement by any other party shall be deemed a waiver of any other contemporaneous, preceding, or succeeding breach or anticipated breach, whether or not similar, on the part of the same or any other party.

                  10.6 SEVERABILITY. In the event that any provision of this Agreement shall be unenforceable or inoperative as a matter or law, the remaining portions or provisions shall remain in full force and effect.

                  10.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, executors, administrators, successors, and assigns; provided, however, that Employee may not assign any or all of his rights or duties hereunder except following the prior written consent of the Company.

                  10.8 COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same Agreement.

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                  10.9 SECTION HEADINGS. The section headings used in this
Agreement are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  10.10 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

                  10.11 ADVICE OF COUNSEL. Employee acknowledges that Employee has been advised to seek independent legal counsel for advice regarding the effect of the terms and provisions hereof, and has either obtained such advice of independent legal counsel, or has voluntarily and without compulsion elected to enter into and be bound by the terms of this Agreement without such advice of independent legal counsel.

                  10.12 ARBITRATION. Any dispute arising out of or related to this Agreement shall be submitted to arbitration in Orange County, California, before a sole arbitrator selected from Judicial Arbitration and Mediation Services, Inc., Orange County, California, or its successor ("JAMS"), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association, and shall be conducted in accordance with the provisions of California Code of Civil Procedure Section 1280 et seq. as the exclusive remedy of such dispute; provided, however, that provisional injunctive relief may, but need not, be sought in a court of law while arbitration proceeding are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the Arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief which the Arbitrator deems just and equitable, including permanent injunctive relief or specific performance, or both, and the Arbitrator is hereby empowered to award such relief. Any award or relief granted by the Arbitrator hereunder shall be final and binding on the partes hereto and may be enforced by any court of competent jurisdiction.

                        [Signatures on Following Page]

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      IN WITNESS WHEREOF, the parties hereto have duly executed this Employment
Agreement as of the date first above written.



THE COMPANY

ARV ASSISTED LIVING, INC., a
California corporation


By:  /s/ Gary L. Davidson
     ---------------------------------------
     Gary L. Davidson
     President and Chief Executive Officer


EMPLOYEE


     /s/ Erik K. Davidson
     ---------------------------------------
     Eric K. Davidson